EXHIBIT 4.3

NEITHER THIS DEBENTURE NOR THE UNDERLYING COMMON
SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933.  THE CORPORATION WILL NOT TRANSFER THIS
DEBENTURE UNLESS (i) THERE IS AN EFFECTIVE
REGISTRATION COVERING SUCH NOTE OR SHARES UNDER
THE SECURITIES ACT OF 1933 AND APPLICABLE STATE
SECURITIES LAWS, (ii) IT FIRST RECEIVES A LETTER FROM AN
ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS OR
ITS AGENTS, STATING THAT IN THE OPINION OF THE
ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM
REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND
UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (iii)
THE TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE
SECURITIES ACT OF 1933.


                      ILLUMINATED MEDIA INC.
                     a Minnesota corporation

                         10% SUBORDINATED
                          DEBENTURE DUE      , 1996


Section 1. Terms. Skyway Advertising, Inc., a Minnesota corporation ("Corporation"), which term includes any successor corporation, for value
received, hereby promises to pay to             ("Holder"), or Holder's
assigns, the principal sum of                    dollars ($
) on      , 1996, together with interest on the outstanding principal amount at the rate of 10% per annum.

Section 2. Payments. Payments of principal and interest shall be made in lawful money of the United States of America to Holder at the address provided to the Corporation by the Holder, as appears on this instrument below or at such other addresses as sent by Holder to the Corporation by registered US mail at least twenty (20) days before said payment date.

Section 3. Default. The occurrence of one or more of the following events shall constitute an event of default:

3.1 Continued nonpayment of the interest due on this debenture for more than thirty (30) days beyond the payment date when due.

3.2 The nonpayment of the principal of this debenture when the same shall have become due and payable.

3.3 The entry of a decree or order by a court having jurisdiction in the premises adjudging the Corporation a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Corporation under the federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, or trustee of the Corporation, or any substantial part if its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

3.4 The institution by the Corporation of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Act or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, or trustee of the Corporation, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Corporation in furtherance of any such action.

3.5 Default in the obligation of the Corporation for borrowed money, other than this debenture, which shall continue for a period of thirty (30) days.

Section 4. Acceleration. At the option of the Holder, and without demand or notice, all principal and any unpaid interest shall become immediately due and payable upon a default as set forth in Section 3 above.

Section 5.     Subordination.

5.1 The rights of the Holder under the terms of this debenture shall be subordinated to:

     5.1.1 the principal of, premium, if any, and accrued and unpaid interest (whether accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation) on (i) any secured indebtedness of the Corporation for money borrowed, whether outstanding on the date of execution of this debenture or thereafter created, incurred or assumed,
(ii) guarantees by the Corporation of any secured indebtedness for money borrowed by any other person, whether outstanding on the date of execution of this debenture or thereafter created, incurred or assumed, (iii) any secured indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which the Corporation is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of this debenture or thereafter created, incurred or assumed, (iv) obligations of the Corporation under any agreement to lease, or lease of, any real or personal property, whether outstanding on the date of execution of this debenture or thereafter created, incurred or assumed,

     5.1.2 any other secured indebtedness, liability, or obligation, contingent or otherwise, of the Corporation and any guarantee, endorsement, or other contingent obligation in respect thereof, whether outstanding on the date of execution of this debenture or thereafter created, incurred or assumed, and

5.1.3 modifications, renewals, extensions, and refundings of any such indebtedness, liabilities, or obligations; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liabilities, or obligations or such modification, renewal, extension, or refunding thereof, or the obligations of the Corporation pursuant to such a guarantee, are not superior in right of payment to the debentures.

5.2 In the event that the assets of the Corporation are insufficient to satisfy this debenture and all other debentures issued contemporaneously by the Corporation, the available assets of the Corporation shall be distributed pro rata to all such Holders based on the total principal and interest then due to each such Holder.

5.3 The rights of the Holder, under the terms of this debenture shall be superior to any obligation due any holder of the common shares of the Corporation arising solely out of the fact that such person is an owner of the common shares of the Corporation.



Section 6. Restrictions on Transfer. This debenture has not been registered under the Securities Act of 1933. This debenture, or any right hereunder, may not be enforced against the Corporation by any Holder, except the original Holder herein, (i) unless there is an effective registration covering such note or underlying right under the Securities Act of 1933 and applicable state securities laws, (ii) unless the Corporation receives an opinion of an attorney, licensed to practice within the United States, that the transfer of the debenture, or any underlying right, complies with the requirements of the Securities Act of 1933 and any relevant state securities law, or (iii) unless the transfer is made pursuant to Rule 144 under the Securities Act of 1933.

Section 7. Notices. All notices and other communications required or permitted under this debenture shall be validly given, made, or served if in writing and delivered personally or sent by registered mail, to the Corporation at the following address:

          Skyway Advertising, Inc.
          Suite 715
          15 South 5th Street
          Minneapolis, Minnesota 55402

All notices and other communications required or permitted under this debenture shall be validly given, made or served if in writing and delivered personally or sent by registered mail, to the Holder at the following address:

          ___________________
          ___________________
          ___________________

Section 8. Pronouns. Any masculine personal pronoun shall be considered to mean the corresponding feminine or neuter personal pronoun, as the context requires.

Section 9. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, United States of America.

Section 10. Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

Section 11. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

Section 12. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

Section 13. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

Section 14. Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

Section 15. Attorney Fees. If suit or action is instituted in connection with any controversy arising out of this debenture, or in the enforcement of any rights hereunder, the prevailing party shall be entitled to recover in addition to costs such sums as the court may adjudge as reasonable attorney fees, including attorney fees of any appeal.

IN WITNESS WHEREOF, Robert H. Blank, as Chairman of Illuminated
Media Inc., has executed this debenture to be effective as of the ____ day of _______________, 19__.

    Illuminated Media Inc..
  a Minnesota corporation

by:_______________________________
     Robert H. Blank, Chairman and CEO